UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IMPAX LABORATORIES, INC.
 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPAX LABORATORIES, INC.
30831 Huntwood Avenue
Hayward, California 94544
(510) 240-6000

SUPPLEMENT TO PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS

The purpose of this supplement, dated May 2, 2013 (this “Supplement”), to the definitive proxy statement (the “Proxy Statement”) of Impax Laboratories, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 15, 2013, relating to the Company’s 2013 Annual Meeting of Stockholders to be held on Tuesday, May 14, 2013, is to correct an inadvertent error in the number of securities remaining available for future issuance under equity compensation plans in the “Equity Compensation Plan Information” table appearing on page 51 of the Proxy Statement.  The corrected table is as follows:

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	4,177,221	(1)	12.72	1,161,084
Equity compensation plans not approved by stockholders	--		--	191,622	(2)
Total	4,177,221		12.72	1,352,706

(1)	Represents options issued pursuant to our 2002 Plan and the 1999 Plan.

(2)	Represents 191,622 shares of common stock available for future issuance under our Non-Qualified Employee Stock Purchase Plan.

Except as described above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement.

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